                                                                    EXHIBIT 10.1

             DESCRIPTION OF CONSULTING ARRANGEMENT WITH ALBERT J. MOYER

         Effective March 11, 2005, Telenetics Corporation appointed Albert J. Moyer as interim President and Chief Executive Officer. The appointment is anticipated to last up to three months. Mr. Moyer's compensation is to be $15,000 per month, earned and payable in bi-monthly installments, plus five-year options to purchase up to 1,000,000 shares of Telenetics common stock at an exercise price of $0.07 share. The options are to vest in full on June 9, 2005 and bear piggyback registration rights.